Exhibit 99.2
CONNETICS ANNOUNCES $50 MILLION SHARE REPURCHASE PROGRAM
PALO ALTO, Calif. (November 1, 2005) — Connetics Corporation (NASDAQ: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, announced today that the Company’s Board of Directors has authorized the repurchase of up to $50 million in shares of Connetics common stock.
Under the repurchase program, shares of the Company’s common stock may be repurchased from time to time in both privately negotiated and open market transactions or under Rule 10b5-1 of the Securities Exchange Act of 1934 for a period of up to one year, subject to management’s evaluation of market conditions, applicable legal requirements and other factors. The repurchase program does not require Connetics to purchase a specific number of shares.
As of September 30, 2005, Connetics had approximately 35 million shares outstanding with cash and investments, including restricted cash, totaling $273 million.
“With a strong balance sheet and positive cash flow — as well as growing product revenues, a robust new-product pipeline and future potential product launches — we believe that the current share price of Connetics stock neither reflects the strength of our current operations nor the long-term prospects of Connetics. Therefore, the time is right for us to initiate a share buyback program,” said Thomas G. Wiggans, chief executive officer of Connetics. “We are able to undertake this repurchase program while continuing to fund all aspects of our business, and to invest in future strategic transactions to leverage our assets and create further stockholder value. Those transactions potentially include the acquisition of commercial or development-stage products, or the acquisition or licensing of innovative technologies.”
About Connetics
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%, Luxiq® (betamethasone valerate) Foam, 0.12%, Soriatane® (acitretin) capsules and Evoclin™ (clindamycin) Foam, 1%. Connetics is developing Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, for treating acne; Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; and Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.
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Forward Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future, including, particularly, statements about product revenues, its product pipeline, product launches, the long-term prospects of Connetics, strategic transactions, earnings estimates, future financial performance, and financial guidance, are forward-looking statements. Statements pertaining to revenue expectations, revenue growth, and regulatory and clinical milestones associated with Connetics’ products or product candidates are also forward-looking statements. All forward-looking statements are based on certain assumptions made by Connetics’ management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics’ Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended June 30, 2005. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.
Contacts:

Patrick O’Brien	Bruce Voss or Zachary Bryant
Senior Director, Investor Relations	Lippert/Heilshorn & Associates
(650) 739-2950	(310) 691-7100
pobrien@connetics.com	bvoss@lhai.com
Press Release Code: (CNCT-G)
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Connetics Corporation
3160 Porter Drive
Palo Alto, CA 94304